Exhibit 99.1

420 Lexington Avenue | New York, NY 10170 | 800.468.7526

FOR IMMEDIATE RELEASE
CONTACT:
Stacy Slater
Senior Vice President, Investor Relations
800.468.7526
stacy.slater@brixmor.com

BRIXMOR PROPERTY GROUP ANNOUNCES TENDER OFFERS AND CONSENT SOLICITATIONS FOR
CERTAIN OF ITS OUTSTANDING DEBT SECURITIES BY BRIXMOR LLC

NEW YORK, SEPTEMBER 18, 2014 - Brixmor Property Group Inc. (NYSE: BRX) today announced that Brixmor LLC (the “Company”), an indirect subsidiary of Brixmor Property Group Inc., has commenced tender offers (the “Offers”) to purchase for cash any and all of its outstanding notes (the “Notes”) listed in the table below on the terms and subject to the conditions set forth in the Offer to Purchase and Consent Solicitation Statement, dated September 18, 2014 (the “Offer to Purchase”), and in the related Letter of Transmittal and Consent (the “Letter of Transmittal”). In conjunction with the Offers, the Company is soliciting (with respect to Notes issued under each Indenture (as defined below), a “Consent Solicitation,” and collectively, the “Consent Solicitations”), consents (the “Consents”) with respect to proposed amendments (the “Proposed Amendments”) to the indentures (the “Indentures”) pursuant to which the Notes were issued and to the Notes themselves. The Proposed Amendments would, among other things, eliminate substantially all of the restrictive covenants and eliminate certain events of default contained in the Indentures and the Notes.

The total consideration for each $1,000 principal amount of Notes tendered pursuant to the Offers therefor will be the amount reflected in the table below (the “Total Consideration”). The Total Consideration includes a payment of $30 per $1,000 principal amount of Notes (the “Consent Payment”) payable in respect of all Notes validly tendered at or before to the Expiration Time and not validly withdrawn at or before the Withdrawal Deadline (as defined below). In addition, Holders whose Notes are accepted for purchase in the Offers shall receive accrued and unpaid interest in respect of such purchased Notes from the last interest payment date to, but not including, the payment date for Notes purchased in the Offers.

CUSIP Nos.	Principal Amount Outstanding	Description of Notes	Maturity Date	Consent Payment (A)	Total Consideration (A)
1995 Indenture Notes (B)
64806QAA2	$2,862,000	7.97% Notes due 2026	August 14, 2026	$30	$1,192.50
64806QAD6	$9,638,000	7.65% Notes due 2026	November 2, 2026	$30	$1,167.50
64806QAG9	$5,135,000	7.68% Notes due 2026	November 2, 2026	$30	$1,170.00
64806QAK0	$10,644,000	6.90% Notes due 2028	February 15, 2028	$30	$1,101.25
64806QAL8	$18,673,000	6.90% Notes due 2028	February 15, 2028	$30	$1,101.25
1999 Indenture Notes (B)
64805EAB8	$21,705,000	7.50% Notes due 2029	July 30, 2029	$30	$1,156.25
(A) Amounts per $1,000 principal amount of Notes.
(B) The Notes were issued under one of two relevant indentures: the 1995 Indenture and the 1999 Indenture (each as defined below).

420 Lexington Avenue | New York, NY 10170 | 800.468.7526

Each Offer and Consent Solicitation will expire at 11:59 p.m., New York City time, on October 16, 2014, unless extended or earlier terminated (the “Expiration Time”). Notes of each series tendered may be withdrawn at any time at or before the “Withdrawal Deadline”, which with respect to a series of Notes is the earlier to occur of (i) 11:59 p.m. New York City time, on October 16, 2014 or (ii) the date and time that Requisite Consents (as defined below) are received to approve the supplemental indenture for the Proposed Amendments relating to such Notes.

The principal purpose of the Offers and the Consent Solicitations is to acquire the Notes and to obtain Consents to authorize the Proposed Amendments. The Consent of the Holders of at least a majority in principal amount of Notes outstanding under an Indenture (with respect to the series of Notes issued under such Indenture, the “Requisite Consents” for such series) is required to authorize the Proposed Amendments as they relate to the Notes issued under such Indenture.

Any Holder that tenders Notes pursuant to the Offers must also deliver a Consent. Holders may not deliver Consents without tendering Notes. Holders that validly tender their Notes pursuant to the Offers will be deemed to have validly delivered their Consents by such tender.

The 7.97% Notes due 2026, the 7.65% Notes due 2026, the 7.68% Notes due 2026 and both series of 6.90% Notes due 2028 (such Notes collectively, the “1995 Indenture Notes”) were issued under the indenture dated March 29, 1995 (as amended and supplemented to the date hereof, the “1995 Indenture”), between the Company and U.S. Bank National Association, as trustee (successor trustee to The First National Bank of Boston). As the supplemental indenture relating to such Indenture will affect each series of 1995 Indenture Notes, all such series of 1995 Indenture Notes will vote together with respect to the Proposed Amendments to the 1995 Indenture and the receipt of valid unrevoked Consents in respect of a majority of the aggregate outstanding principal amount of the 1995 Indenture Notes shall constitute the Requisite Consents to approve the Proposed Amendments as they relate to the 1995 Indenture.

The 7.50% Notes due 2029 (the “1999 Indenture Notes”) were issued under the indenture dated as of February 3, 1999 (as amended and supplemented to the date hereof, the “1999 Indenture” and, together with the 1995 Indenture, the “Indentures”), between the Company and U.S. Bank National Association, as trustee (successor trustee to State Street Bank and Trust Company). The 1999 Indenture Notes are the only series of Notes remaining outstanding under the 1999 Indenture. Accordingly, the receipt of valid unrevoked Consents in respect of a majority of the aggregate outstanding principal amount of the 1999 Indenture Notes shall constitute the Requisite Consents to approve the Proposed Amendments as they relate to the 1999 Indenture.

It is expected that the Company and the U.S. Bank National Association will execute a supplemental indenture with respect to each Indenture providing for the Proposed Amendments with respect to such Indenture promptly after the Withdrawal Deadline if the Requisite Consents with regard to such supplemental indenture have been obtained; provided, that, while each supplemental indenture will be effective upon its execution and delivery, the Proposed Amendments with respect to the applicable Indenture will not become operative until the acceptance and payment on the payment date of Notes validly tendered and not validly withdrawn pursuant to the Offers for the Notes affected by such supplemental indenture. If the Proposed Amendments with respect to an Indenture become operative, any Notes issued under such Indenture remaining outstanding following the completion of the Offers therefore will no longer be

420 Lexington Avenue | New York, NY 10170 | 800.468.7526

entitled to the benefit of most of the restrictive covenants and certain of the events of default contained in the Indenture. In addition, the trading market for Notes of a series outstanding after completion of the related Offer is likely to be significantly more limited than that which existed prior to commencement of such Offer.

Completion of each of the Offers and Consent Solicitations is subject to the satisfaction or waiver of certain general conditions. None of the Offers is conditioned upon completion of the other Offers nor are the Offers conditioned on receipt of the Requisite Consents. The Offers and Consent Solicitations may be amended, extended or, under certain conditions, terminated. The Company reserves the right to make changes to one Offer or Consent Solicitation without making the corresponding changes to the other Offers or Consent Solicitations.

A soliciting dealer fee of $2.50 for each $1,000 principal amount of Notes that are validly tendered and accepted for purchase will be paid to retail brokers that are appropriately designated by their clients to receive this fee. The soliciting dealer fee will only be paid to each designated retail broker for each beneficial owner that submits Notes with an aggregate principal amount of $250,000 or less. In order to be eligible to receive the soliciting dealer fee, a properly completed soliciting dealer form, which is included in the Letter of Transmittal, must be received by the Depositary prior to 11:59 P.M., New York City time, on October 16, 2014. The Company shall, in its sole discretion, determine whether a broker has satisfied the criteria for receiving a soliciting dealer fee (including, without limitation, the submission of the appropriate documentation without defects or irregularities and in respect of bona fide tenders).

Wells Fargo Securities, LLC is acting as the Dealer Manager and Solicitation Agent for the Offers and the Consent Solicitations. The Depositary and Information Agent for the Offers and Consent Solicitations is Global Bondholder Services Corporation. Questions regarding the Offers and Consent Solicitations should be directed to Wells Fargo Securities, LLC at (866) 309-6316 (toll-free) or (704) 410-4760 (collect). Any questions regarding procedures for tendering Notes and Consents or any request for copies of the Offer to Purchase and Letter of Transmittal should be directed to Global Bondholder Services Corporation at (866) 470-3900 (toll-free) or (212) 430-3774 (banks and brokers).

This news release is for informational purposes only and does not constitute an offer to buy or the solicitation of an offer to sell the Notes. The Offers and the Consent Solicitations are being made only pursuant to the Offer to Purchase and Letter of Transmittal that the Company will be distributing to noteholders promptly. Noteholders and investors should read carefully the Offer to Purchase and Letter of Transmittal because they contain important information, including the various terms of and conditions to the Offers and the Consent Solicitations. None of the Company, Brixmor Property Group Inc., the Dealer Manager and Solicitation Agent, the Information Agent, the Depositary or their respective affiliates is making any recommendation as to whether or not holders should tender all or any portion of their Notes in the tender offers or deliver their consents in the Consent Solicitations.

Safe Harbor Language
This news release, the Offer to Purchase and the documents incorporated by reference therein contain forward-looking statements, which reflect the Company’s current views with respect to, among other things, the Company’s operations and financial performance. You can identify these forward-looking statements by the use of words such as “outlook,” “believes,” “expects,” “potential,” “continues,” “may,” “will,” “should,” “seeks,” “approximately,” “predicts,” “intends,” “plans,” “estimates,” “anticipates” or the negative version of these words or other comparable words. Such forward-looking statements are subject to various risks and uncertainties. Accordingly, there are or will be important factors that

420 Lexington Avenue | New York, NY 10170 | 800.468.7526

could cause actual outcomes or results to differ materially from those indicated in these statements. The Company believes these factors include but are not limited to those described under the section entitled “Risk Factors” in the Company’s Annual Report, as such factors may be updated from time to time in its periodic reports, accessible at the Brixmor website. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in the Company’s Annual Report and in its other periodic filings. The forward-looking statements speak only as of the date of the applicable document, and the Company undertakes no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise, except as required by law.

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